EXHIBIT 10.4

                                 5% SECURED NOTE

$20,000,000                                                        June 30, 1999


                  FOR VALUE RECEIVED, EGLOBE FINANCING CORPORATION, a Delaware corporation, IDX FINANCING CORPORATION, a Delaware corporation, and TELEKEY FINANCING CORPORATION, a Delaware corporation (collectively, the "Maker"), jointly and severally promise to pay to the order of EXTL INVESTORS, LLC, a limited liability company organized under the laws of Nevada (the "Holder"), at 850 Cannon, Suite 200, Hurst, TX 76054, or at such other place as the Holder of this Note may from time to time designate, the principal amount of Twenty Million United States Dollars ($20,000,000), together with any accrued but unpaid interest thereon, on the terms and conditions set forth below.

                  This Note is one of the "Notes" referred to in the Loan and Note Purchase Agreement dated as of April 9, 1999, by and among the Maker, eGlobe, Inc., a Delaware corporation (the "Parent"), and the Holder and amended by Amendment No. 1 to Loan and Note Purchase Agreement dated as of the date hereof (the "Loan and Note Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Loan and Note Purchase Agreement.

                  Principal and interest shall be due and payable in 36 equal monthly installments (based upon a level payment debt service amortization over a five year period) according to the amortization schedule attached hereto, in arrears on the first day of each month, commencing on August 1, 1999, with the entire remaining unpaid principal amount (together with accrued interest thereon) to be due and payable in a single payment on the Note Maturity Date.

                  This Note shall bear interest on the unpaid portion of the principal amount thereof, from the date of issuance until the unpaid portion of the principal shall have become due and payable (whether on the Note Maturity Date, by acceleration or otherwise), at the Note Interest Rate. To the extent not prohibited by applicable law, this Note shall bear interest on overdue principal, on any overdue amounts arising out of a required or optional prepayment of principal and on any overdue installment of interest at the Note Overdue Rate, from after the date on which such amounts were due and payable, whether by acceleration or otherwise, until paid.

                  Whenever any payment to be made under or with respect to this Note shall be stated to be due on any day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest due on such date.

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
                  This Note may be prepaid without premium or penalty, at the option of the Maker exercised by written notice to the Holder, at any time in whole or from time to time in part in integral multiples of $100,000. Any prepayment will be applied first to accrued interest and then to payment of principal. If this Note is prepaid only in part, this Note shall be surrendered at the Company's principal office and the payment shall be recorded directly on this Note or by an amendment thereto, whereupon the Loan Note will be returned to the Investor promptly.

                  Interest on this Note shall be paid in cash. Principal of this Note shall be paid in cash except as provided in this paragraph. In the event that (1) the Closing Price of the Parent Common Stock on Nasdaq is $8.00 or more for any 15 consecutive trading days during any period in which Notes are outstanding that is not more than five Business Days preceding the date of a written election made in accordance with this sentence, (2) the Parent closes a public offering of equity securities of the Parent at a price of at least $5.00 per share and with gross proceeds to the Parent of at least $30 million, or (3) the Parent closes a Qualified Offering (at a price of at least $5.00 per share, in the case of an offering of equity securities), to the extent permitted by the Loan and Note Purchase Agreement, principal of this Note equal to up to 50% of the original principal amount of this Note may be paid in Parent Common Stock at the option of the Maker if a written election to make such prepayment in Parent Common Stock is made by the Maker (and delivered to the Holder) prior to the date that is five Business Days after the occurrence of the event specified in clauses (1), (2) or (3) of this sentence. For purposes of payment in Parent Common Stock, each share of Parent Common Stock shall be valued as follows: A) if the Market Price of Parent Common Stock is less than $6.00 as of the date of payment, the value of each share of Parent Common Stock shall equal the Market Price of Parent Common Stock (if the Market Price of Parent Common Stock is less than $5.00 as of the date of payment, Parent Common Stock may not be used for such prepayment unless the issuance of the Parent Common Stock would not require any Stockholder Approval that has not been obtained); or (B) if the Market Price of Parent Common Stock is greater than or equal to $6.00 as of the date of payment, the value of each share of Parent Common Stock shall be $6.00. Payment in the Parent Stock shall be made within 15 days after the election is made. Until the Parent Stock is issued, all monthly cash installment payments due under this Note shall be made in a timely manner without giving effect to any reduction in principal.

                  All rights of the Company under this Note to make payments in Parent Common Stock shall be subject to receipt by the Parent of any required Stockholder Approval. Notwithstanding the prior sentence, to the extent it would avoid the need for Stockholder Approval, the Company shall be entitled to substitute, in lieu of Parent Common Stock, a preferred stock of Parent that (i) shall be equivalent to Parent Common Stock in all economic respects, including with respect to liquidation, dividends and other economic terms, (ii) shall be non-voting in the event that the holder (together with all of its Affiliates) is the beneficial owner (as such term is defined under the federal securities laws and the rules and regulations thereunder) of 19.9% or more of the Parent Common Stock but otherwise shall vote with the Parent Common Stock as a single class and be entitled to the same number of votes per share as the number of shares of Parent Common Stock issuable upon conversion of such preferred stock, and (iii) shall be convertible into Parent Common Stock, provided that the conversion right may not be exercised without Stockholder Approval in the event that the holder (together with all of its Affiliates) is, or following such conversion would be, the beneficial owner of 19.9% or more of the Parent Common Stock. For purposes of the provisions relating to use of Parent Common Stock (or, pursuant to this paragraph, such preferred stock) to prepay the Notes, such preferred stock shall be deemed to have the same value as the value of the Parent Common Stock into which the preferred stock is convertible (whether or not the conversion right may then be exercised).

                  This Note is secured by and shall be entitled to the benefits of the Security Agreements. In addition, this Note is guaranteed by and shall be entitled to the benefits of the Guaranty Agreement, which in turn is secured by and entitled to the benefits of the Parent Security Agreement.

                  The occurrence of any Event of Default under and as defined in the Loan and Note Purchase Agreement shall constitute an "Event of Default" hereunder.

                  If an Event of Default exists hereunder, the Holder may exercise any right, power or remedy which the Holder may have under the Loan and Note Purchase Agreement if the corresponding Event of Default exists under and as defined in the Loan and Note Purchase Agreement.

                  In the event the interest provisions hereof or any exactions provided for herein or in the Loan and Note Purchase Agreement shall result in an effective rate of interest which, for any period of time, exceeds the limit of any usury or other law applicable to the transactions evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied toward repayment of outstanding principal immediately upon receipt of such moneys by the Holder with the same force and effect as if the Maker had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payments in repayment of the principal balance hereof. Notwithstanding the foregoing, however, the Holder may at any time and from time to time elect, by notice in writing to the Maker, to reduce or limit the collection of any interest to such sums which shall not result in any payment of interest in excess of that lawfully collectable. The Maker agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty, rather than interest.

                  The Maker expressly waives presentment for payment, demand, notice of dishonor, protest, notice of protest, diligence of collection, notice of intention to accelerate, notice of acceleration, and (except as otherwise expressly provided herein or in the Loan and Note Purchase Agreement to the contrary) any similar notice of any kind, and hereby consents to any number of renewals and extensions of time of payment hereof, which renewals and extensions shall not affect the liability of the Maker.

                  The Maker promises to pay all costs and expenses (including, without limitation, attorneys' fees and disbursements) incurred in connection with the collection thereof.

                  Without the prior written consent of the Maker, this Note may not be transferred except to an Affiliate of the Holder, to Mr. Ronald Jensen, to a member of Mr. Jensen's immediate family or an Affiliate of either.

                  Neither this Note nor any of the rights, interests or obligations of the Maker hereunder shall be assigned in any respect without the prior written consent of the Holder. Whenever used herein, the words "the Maker" and "the Holder" shall be deemed to include their respective successors and permitted assigns.

                  All communications required or permitted by this Note shall be in accordance with Section 7.1 of the Loan and Note Purchase Agreement.

                  If any term, condition or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Note shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  This Note may not be amended except by an instrument in writing signed by the Maker and the Holder.

                  This Note shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The Maker consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Texas or the state courts of the State of Texas in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

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
                  IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the day and year first written above.

                                              EGLOBE FINANCING CORPORATION

                                              By:
                                                 -----------------------------
                                              Name:
                                                 -----------------------------
                                              Title:
                                                 -----------------------------


                                              IDX FINANCING CORPORATION

                                              By:
                                                 -----------------------------
                                              Name:
                                                 -----------------------------
                                              Title:
                                                 -----------------------------


                                              TELEKEY FINANCING CORPORATION

                                              By:
                                                 -----------------------------
                                              Name:
                                                 -----------------------------
                                              Title:
                                                 -----------------------------

                              NOTES AMORTIZATION SCHEDULE

PERIOD    LOAN BALANCE      PAYMENT       5% INTEREST    PRINCIPAL      LOAN BALANCE
------    ------------      -------       -----------    ---------      ------------
1         $20,000,000.00   $377,424.67     83,333.33    $294,091.34   $19,705,908.66
2         $19,705,908.66   $377,424.67     82,107.95    $295,316.72   $19,410,591.94
3         $19,410,591.94   $377,424.67     80,877.47    $296,547.21   $19,114,044.73
4         $19,114,044.73   $377,424.67     79,641.85    $297,782.82   $18,816,261.91
5         $18,816,261.91   $377,424.67     78,401.09    $299,023.58   $18,517,238.33
6         $18,517,238.33   $377,424.67     77,155.16    $300,269.51   $18,216,968.82
7         $18,216,968.82   $377,424.67     75,904.04    $301,520.64   $17,915,448.18
8         $17,915,448.18   $377,424.67     74,647.70    $302,776.97   $17,612,671.21
9         $17,612,671.21   $377,424.67     73,386.13    $304,038.54   $17,308,632.67
10        $17,308,632.67   $377,424.67     72,119.30    $305,305.37   $17,003,327.30
11        $17,003,327.30   $377,424.67     70,847.20    $306,577.48   $16,696,749.82
12        $16,696,749.82   $377,424.67     69,569.79    $307,854.88   $16,388,894.94
13        $16,388,894.94   $377,424.67     68,287.06    $309,137.61   $16,079,757.33
14        $16,079,757.33   $377,424.67     66,998.99    $310,425.68   $15,769,331.65
15        $15,769,331.65   $377,424.67     65,705.55    $311,719.12   $15,457,612.52
16        $15,457,612.52   $377,424.67     64,406.72    $313,017.95   $15,144,594.57
17        $15,144,594.57   $377,424.67     63,102.48    $314,322.20   $14,830,272.37
18        $14,830,272.37   $377,424.67     61,792.80    $315,631.87   $14,514,640.50
19        $14,514,640.50   $377,424.67     60,477.67    $316,947.00   $14,197,693.50
20        $14,197,693.50   $377,424.67     59,157.06    $318,267.62   $13,879,425.88
21        $13,879,425.88   $377,424.67     57,830.94    $319,593.73   $13,559,832.15
22        $13,559,832.15   $377,424.67     56,499.30    $320,925.37   $13,238,906.78
23        $13,238,906.78   $377,424.67     55,162.11    $322,262.56   $12,916,644.21
24        $12,916,644.21   $377,424.67     53,819.35    $323,605.32   $12,593,038.89
25        $12,593,038.89   $377,424.67     52,471.00    $324,953.68   $12,268,085.21
26        $12,268,085.21   $377,424.67     51,117.02    $326,307.65   $11,941,777.56
27        $11,941,777.56   $377,424.67     49,757.41    $327,667.27   $11,614,110.30
28        $11,614,110.30   $377,424.67     48,392.13    $329,032.55   $11,285,077.75
29        $11,285,077.75   $377,424.67     47,021.16    $330,403.52   $10,954,674.24
30        $10,954,674.24   $377,424.67     45,644.48    $331,780.20   $10,622,894.04
31        $10,622,894.04   $377,424.67     44,262.06    $333,162.61   $10,289,731.42
32        $10,289,731.42   $377,424.67     42,873.88    $334,550.79    $9,955,180.63
33        $9,955,180.63    $377,424.67     41,479.92    $335,944.75    $9,619,235.88
34        $9,619,235.88    $377,424.67     40,080.15    $337,344.52    $9,281,891.35
35        $9,281,891.35    $377,424.67     38,674.55    $338,750.13    $8,943,141.23
36        $8,943,141.23    $377,424.67     37,263.09    $340,161.58    $8,602,979.65
------------------------------------------------------------------------------------*

37        $8,602,979.65    $377,424.67     35,845.75    $341,578.92    $8,261,400.72
38        $8,261,400.72    $377,424.67     34,422.50    $343,002.17    $7,918,398.55
39        $7,918,398.55    $377,424.67     32,993.33    $344,431.35    $7,573,967.21
40        $7,573,967.21    $377,424.67     31,558.20    $345,866.48    $7,228,100.73
41        $7,228,100.73    $377,424.67     30,117.09    $347,307.59    $6,880,793.14
42        $6,880,793.14    $377,424.67     28,669.97    $348,754.70    $6,532,038.44
43        $6,532,038.44    $377,424.67     27,216.83    $350,207.85    $6,181,830.59
44        $6,181,830.59    $377,424.67     25,757.63    $351,667.05    $5,830,163.55
45        $5,830,163.55    $377,424.67     24,292.35    $353,132.32    $5,477,031.22
46        $5,477,031.22    $377,424.67     22,820.96    $354,603.71    $5,122,427.52
47        $5,122,427.52    $377,424.67     21,343.45    $356,081.22    $4,766,346.29
48        $4,766,346.29    $377,424.67     19,859.78    $357,564.90    $4,408,781.39
49        $4,408,781.39    $377,424.67     18,369.92    $359,054.75    $4,049,726.64
50        $4,049,726.64    $377,424.67     16,873.86    $360,550.81    $3,689,175.83
51        $3,689,175.83    $377,424.67     15,371.57    $362,053.11    $3,327,122.72
52        $3,327,122.72    $377,424.67     13,863.01    $363,561.66    $2,963,561.06
53        $2,963,561.06    $377,424.67     12,348.17    $365,076.50    $2,598,484.56
54        $2,598,484.56    $377,424.67     10,827.02    $366,597.65    $2,231,886.91
55        $2,231,886.91    $377,424.67      9,299.53    $368,125.14    $1,863,761.76
56        $1,863,761.76    $377,424.67      7,765.67    $369,659.00    $1,494,102.76
57        $1,494,102.76    $377,424.67      6,225.43    $371,199.24    $1,122,903.52
58        $1,122,903.52    $377,424.67      4,678.76    $372,745.91     $ 750,157.61
59        $  750,157.61    $377,424.67      3,125.66    $374,299.02     $ 375,858.60
60        $  375,858.60    $377,424.67      1,566.08    $375,858.60            $0.00

-----------
*Payments 37-60 will be made in a single lump sum payment with payment 36.


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